As filed with the Securities and Exchange Commission on October 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAMA’S CREATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	6510	27-0607116
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

25 Branca Road

East Rutherford, NJ 07073

(201) 532-1212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam L. Michaels

Chief Executive Officer

Mama’s Creations, Inc.

25 Branca Road

East Rutherford, NJ 07073

(201) 532-1212

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan R. Zimmerman

Charles D. Lange

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

(612) 766-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2023

PRELIMINARY PROSPECTUS

Mama’s Creations, Inc.

5,629,921 Common Shares
Offered by the Selling Stockholders

This prospectus relates to solely to the offer and resale by the selling stockholders (“Selling Stockholders) named herein, on a resale basis, an aggregate of up to 5,629,921 shares (the “Selling Stockholder Shares”) of Common Stock, par value $0.00001 per share (the “Common Stock”), of Mama’s Creations, Inc., a Nevada corporation (the “Company”).

We will not receive any of the proceeds from the sale or other disposition of the Selling Stockholder Shares by the Selling Stockholders.

The Selling Stockholders may sell or otherwise dispose of the Selling Stockholder Shares in a number of different ways and at varying prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of the registration statement of which this prospectus forms a part in either a secondary public offering or private transactions. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Selling Stockholder Shares in the section entitled “Plan of Distribution” on page 10. The Selling Stockholders are identified in “Selling Stockholders on page 9. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Selling Stockholder Shares will be borne by the Selling Stockholders. The Selling Stockholders have also agreed to reimburse us for the expenses incurred by the Company relating to the registration of the Selling Stockholder Shares with the U.S. Securities and Exchange Commission (“SEC”).

Our Common Stock trades on The Nasdaq Capital Market under the ticker symbol “MAMA”. On October 25, 2023, the closing sale price of our Common Stock as reported by The Nasdaq Capital Market was $3.78 per share.

An investment in our securities is subject to various risks. See the section entitled “Risk Factors” in this prospectus on page 4 and in our Annual Report on Form 10-K for the year ended January 31, 2023 filed with the SEC on April 26, 2023, our Quarterly Report on Form 10-Q for the three months ended July 31, 2023 and in any of our subsequent filings with the SEC, and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October         , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process. Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act of 1933 (the “Securities Act”), the Selling Stockholders may, at any time, and from time to time, offer and sell up to an aggregate of 5,629,921 shares of Common Stock in one or more offerings, including through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus, to the extent necessary.

We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Where You Can Find More Information,” “Incorporation of Certain Information By Reference,” “Prospectus Summary” and “Risk Factors” before making an investment decision.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus or any prospectus supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any such supplements as if we had authorized it. This prospectus and any such supplements do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in, or incorporated by reference in, this prospectus, any such supplements, or free writing prospectuses is, or will be, accurate as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since then.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended” (the “Exchange Act”). The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout our SEC reports, and in particular those factors referenced in the sections entitled “Risk Factors” in this prospectus on page 4, and in our Annual Report on Form 10-K for the year ended January 31, 2023 filed with the SEC on April 26, 2023, our Quarterly Report on Form 10-Q for the three months ended July 31, 2023 and in any of our subsequent filings with the SEC, and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include:

●	the impacts of the COVID-19 pandemic on our business, financial condition and results of operations, and our inability to mitigate such impacts;
●	the adequacy of our liquidity to pursue our business objectives;
●	reliance on a limited number of customers;
●	loss or retirement of key executives, including prior to identifying a successor;
●	adverse economic conditions or intense competition;
●	pricing pressures in the market and lack of control over the pricing of raw materials and freight;
●	entry of new competitors and products;
●	adverse federal, state and local government regulation (including, but not limited to, the Food and Drug Administration);
●	liability related to the consumption of our products
●	ability to secure placement of our products in key retail locations;
●	our ability to integrate acquisitions and related businesses including Chef Inspirational Foods, LLC;
●	wage and price inflation;
●	maintenance of quality control; and
●	issues related to the enforcement of our intellectual property rights.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the in the sections entitled “Risk Factors” in this prospectus on page 4, in our Annual Report on Form 10-K for the year ended January 31, 2023 filed with the SEC on April 26, 2023, our Quarterly Report on Form 10-Q for the three months ended July 31, 2023 and in subsequent reports filed by us with the SEC, including on Forms 10-K, 10-Q and 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

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PROSPECTUS SUMMARY

The following summary contains basic information about offerings pursuant to this prospectus. It may not contain all the information that is important to you. For a more complete understanding of offerings pursuant to this prospectus, we encourage you to read this entire prospectus and the documents to which we have referred in this prospectus, together with any accompanying prospectus supplements or free writing prospectuses, including the risks set forth under the captions “Risk Factors” in this prospectus, beginning on page 4 and in our Annual Report on Form 10-K for the year ended January 31, 2023 filed with the SEC on April 26, 2023, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find More Information” for more information. Throughout this prospectus, we refer to Mama’s Creations, Inc. and its consolidated subsidiaries as the “Company,” “we,” “us,” “our,” and “Mama’s Creations.”

THE COMPANY

Overview

Mama’s Creations’ roots go back to our founder Dan Dougherty, whose grandmother Anna “Mama” Mancini emigrated from Bari, Italy to Bay Ridge, Brooklyn in 1921. Our products were developed using her old-world Italian recipes that were handed down to her grandson, Dan Dougherty. Today we market a line of all-natural specialty prepared, refrigerated foods for sale in retailers around the country. Our primary products include beef and turkey meatballs, meat loaf, chicken, sausage-related products and pasta entrees. Formerly called MamaMancini’s Holdings, Inc., on July 31, 2023, we changed our name to Mama’s Creations, Inc., reflecting our evolution into a national deli prepared foods platform company.

The Company’s broad product portfolio, born from a rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer.

Our products are all natural, contain a minimum number of ingredients and are generally derived from the original recipes of Anna “Mama” Mancini. Our products appeal to health-conscious consumers who seek to avoid artificial flavors, synthetic colors and preservatives that are used in many conventional packaged foods.

Our products are principally sold to supermarkets, club chains and mass-market retailers. We currently have more than 50 primary product offerings across our beef, chicken, salad & olive portfolios which are packaged in different sized retail and bulk packages. Our products are principally sold in the deli section of the supermarket, including hot bars, salad bars, prepared foods (meals), sandwich, as well as cold deli and foods-to-go sections. Our products are also sold in the fresh meat section. We sell directly to both food retailers and food distributors.

Finally, we also sell our products on QVC through live on-air offerings, auto ship programs and for everyday purchases on their web site. QVC is the world’s largest direct to consumer marketer.

Our Strengths

We believe that the following strengths differentiate our products and our brand:

●	Authentic recipes and great taste. Our Mama’s Creations’ products are founded upon Anna “Mama” Mancini’s old-world Italian recipes. We believe the authenticity of our products has enabled us to build and maintain loyalty and trust among our current customers and will help us attract new customers. Additionally, we continuously receive positive customer testimonials regarding the great taste and quality of our products.

●	Healthy and convenient. Our products are made only from high quality natural ingredients, including domestic inspected beef, whole Italian tomatoes, genuine imported Pecorino Romano, real eggs, natural breadcrumbs, olive oil and other herbs and spices. Our products are also simple to prepare. Virtually every product we offer is ready-to-serve within 12 minutes, thereby providing quick and easy meal solutions for our customers. By including the sauce and utilizing a tray with our packaging, our meatballs can be prepared quickly and easily..

●	Great value. We strive to provide our customers with a great tasting product using all-natural ingredients at an affordable price. Typical retail prices range from $5.99 to $9.99 for products sold in fresh meat sections, delis or hot bars. We believe the sizes of our product offerings represent a great value for the price.

●	New products and innovation. Since our inception, we have continued to introduce new and innovative products. While we pride on ourselves on our traditional beef and turkey meatballs and meat loaf, we have continuously made efforts to grow and diversify our line of products while maintaining our high standards for all natural, healthy ingredients and great taste. Fiscal Year 2022 introductions of Meal-For-One ready to eat home meals and our Meatballs-in-a-Cup snack are examples of continued product innovation. Our new lines of chicken cutlets, breaded chicken products and gourmet pasta salads and savory olive products will be a natural extension to our national customers and club stores.

●	Key Market Concentration. Through the acquisition of T&L Creative Salads and Olive Branch products (collectively, T&L”), Mama’s Creations believes it is now deeply established in the New York-New Jersey-Connecticut tristate metro market with strong new distribution to delis, independent end retailers, bagel shops and provision distributors. Mama’s Creations’ products will fit well into the needs of this market extending our brand. In addition, our legacy Mama’s Creations’ national distribution footprint allows our new T&L and Olive Branch products to gain broader national distribution.

Corporate Information

Mama’s Creations, Inc. (formerly MamaMancini’s Holdings, originally Mascot Properties, Inc.) was incorporated in the State of Nevada on July 22, 2009. Our principal executive office is located at 25 Branca Road, East Rutherford, NJ 07073. Our telephone number is (201) 531-1212. Our website is located at https://www.mamascreations.com. The information contained on or connected to our website is not incorporated by reference in, and is not a part of, this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website. You should not rely on such information in making your decision whether to purchase our securities.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the sections titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the three months ended July 31, 2023 and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any prospectus supplement or free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find More Information” for more information. The risks described these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Common Shares Offered by the Selling Stockholders

If the Selling Stockholders sell significant amounts of our common shares, or the perception exists that these sales could occur, such events could cause our common share price to decline.

This prospectus covers the resale from time to time by the Selling Stockholders of up to 5,629,921 of our common shares. Once the registration statement of which this prospectus is a part is declared effective, all of these shares will be available for resale in the public market. If the Selling Stockholders sell significant amounts of our common shares following the effectiveness of the registration statement of which this prospectus is a part, the market price of our common shares could decline. Further, the perception of these sales could impair our ability to raise additional capital through the sale of our equity securities.

The proceeds from the sale of our common shares by the Selling Stockholders in this offering will not be available to us.

We will not receive any proceeds from the sale of our common shares by the Selling Stockholders in this offering. The Selling Stockholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the Selling Stockholders will be available to us for our use.

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USE OF PROCEEDS

We are registering the resale of the 5,629,921 shares of Common Stock offered by the Selling Stockholders. All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by them for their respective accounts. We are not selling any securities under this prospectus and will not receive any proceeds from the sales covered hereby. The net proceeds from the sale of the Selling Stockholder Shares will be received by the Selling Stockholders.

Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Selling Stockholder Shares will be borne by the Selling Stockholders. All other expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Selling Stockholder Shares with the SEC shall be paid or reimbursed by the Selling Stockholders.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our articles of incorporation (as amended) and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 250,000,000 shares of Common Stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share. As of October 19, 2023, we had 37,080,337 shares of Common Stock outstanding. The Company previously issued shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) and Series B Convertible Preferred Stock (“Series B Preferred Stock”), all of which have been converted to Common stock as of the date hereof.

Common Stock

Voting Rights and Election of Directors

Except as otherwise provided by law or by resolution adopted by the Board of Directors (the “Board of Directors”) designating the rights, powers and preferences of any series of preferred stock, holders of our Common Stock have the exclusive right to vote for the election of directors and for all other purposes. All shares of Common Stock are entitled to one vote per share and do not have any cumulative voting rights.

An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Except as otherwise required by our articles of incorporation (as amended), other matters are decided by the affirmative vote of a majority of the shares of stock represented at a meeting and entitled to vote on the subject matter. Any director or the entire Board of Directors may be removed, with or without cause, by holders of a majority of the voting power of the outstanding shares of the Common Stock. Notwithstanding the provisions of Nevada Revised Statues (“NRS”) Sec. 78.335, a vacancy on the Board of Directors caused by any such removal may be filled by a majority of the remaining directors even if less than a quorum, at any time before the end of the unexpired term.

Dividends

Subject to the rights of holders of any then outstanding shares of our preferred stock, our Common Stockholders are entitled to any dividends that may be declared by our Board of Directors, each share of our Common Stock is entitled to equal dividends and distributions per share with respect to the Common Stock when, as and if declared by our Board of Directors.

Other Rights and Preferences

Holders of Common Stock have no preemptive or conversion rights or other subscription rights.

Liquidation, Dissolution and Winding Up

Upon our liquidation, dissolution or winding-up, the holders of Common Stock would be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and the satisfaction of any liquidation preferences granted to the holders of outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All outstanding shares of Common Stock are fully paid and non-assessable.

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Listing

Our common shares are currently traded on The Nasdaq Capital Market under the symbol “MAMA.” As of October 25, 2023, the last reported closing price of our common shares on the Nasdaq Global Market was $3.78.

Transfer Agent

The transfer agent and registrar for our Common Stock is Equity Stock Transfer, LLC.

Preferred Stock

On June 2, 2015, the Board of Directors authorized the issuance of up to 120,000 shares, par value $0.00001 per share, of Series A Preferred Stock, all of which were converted to shares of our Common Stock on July 27, 2017. On July 15, 2022, the Board of Directors authorized the issuance of up to 200,000 shares, par value $0.00001 per share, of Series B Preferred Stock. No Series A Preferred Stock or Series B Preferred Stock remain outstanding as of the date hereof.

Nevada Anti-Takeover Law, Provisions of our Articles of Incorporation and Bylaws

Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. As of October 19, 2023, we had less than 100 stockholders of record who were residents of Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

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The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Articles of Incorporation and Bylaws

Provisions of our articles of incorporation (as amended) and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control of our company or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.

Among other things, our amended articles of incorporation (as amended) and amended and restated bylaws:

●	permit our Board of Directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;
●	provide that the authorized number of directors may be changed by resolution of the Board of Directors and the affirmative vote of a majority of the outstanding shares;
●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
●	A vacancy on the Board of Directors caused by any such removal may be filled by a majority of the remaining directors at any time before the end of the unexpired term.
●	provide that a special meeting of stockholders entitled to vote at such meeting may only be called by the Chairman of the Board of Directors, the President (if he is also a member of the Board of Directors) or the Board of Directors, to be held at such date, time and place, if any, either within or outside the State of Nevada as may be determined by such person or persons calling the meeting and stated in the notice of the meeting. A special meeting shall be called by the President or the Secretary upon receipt of one or more written demands (which shall state the purpose or purposes therefore) signed and dated by the holders of shares representing not less than ten percent of all votes entitled to be cast on any issue(s) that may be properly proposed to be considered at the special meeting. If no place is designated in the notice, the place of the meeting shall be the principal office of the Corporation;
●	provide that our by-laws may be amended or repealed by our Board of Directors or the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an election of directors;
●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and
●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

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SELLING STOCKHOLDERS

The Selling Stockholders are offering for resale, from time to time, up to an aggregate of 5,629,921 shares of Common Stock. The Selling Stockholders may sell some, all or none of the shares offered by this prospectus. Because the number of shares the Selling Stockholders may offer and sell is not presently known, we cannot estimate the number of shares that will be held by the Selling Stockholders after completion of this offering. The following table, however, sets forth the number of shares of Company Common Stock beneficially owned, as of the date of this prospectus, by the Selling Stockholders prior to the offering contemplated by this prospectus and the number of shares each selling stockholder would own beneficially if the maximum number of shares offered hereunder are sold.

None of the Selling Stockholders are known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

The information set forth in the table below is based upon written representations from the Selling Stockholders. Beneficial ownership of the Selling Stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The following table sets forth (i) the names of each Selling Stockholder, (ii) the number of shares of our Common Stock beneficially owned by each Selling Stockholder before the offering, (iii) the number of shares that may be offered under this prospectus, (iv) the number of shares of our Common Stock beneficially owned by each such Selling Stockholder assuming all of the shares covered hereby are sold and (v) the percentage of shares beneficially owned before and after the offering, which is based on approximately 37,080,337 shares of our Common Stock outstanding as of October 19, 2023.

We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholders regarding the sale or other disposition of any shares. Because a Selling Stockholder may sell, some or none of the shares of Common Stock that it holds that are covered by this prospectus, no estimate can be given as to the number of shares of our Common Stock that will be held by a Selling Stockholder upon the termination of the offering. The information set forth in the following table regarding the beneficial ownership after the resale of shares is based upon the assumption that the Selling Stockholders will sell all of the shares of Common Stock covered by this prospectus.

Except as set forth below, to our knowledge, the Selling Stockholders listed in the table below do not have, and during the three years prior to the date of this prospectus have not had, any position, office, or other material relationships with us or any of our affiliates other than as a stockholder.

Please see the section titled “Plan of Distribution” in this prospectus for further information regarding the Selling Stockholder’s method of distributing these shares.

	Shares of Common Stock	Shares of Common Stock	Shares of Common Stock	Percentage of Common Stock Owned
	Owned Prior to	to be	Owned After	After
Name	the Offering	Sold (1)	the Offering	the Offering

Matthew Brown(2)	2,814,960	2,814,960	0	0%

Karen Wolf(2)	2,814,961	2,814,961	0	0%

Total	5,629,921	5,629,921	0	0%

(1)	Assumes the sale of all shares of Common Stock registered pursuant to this prospectus. The Selling Stockholders are under no obligation known to us to sell any shares of Common Stock at this time.
(2)	Mr. Brown and Ms. Wolf are married and share pecuniary interest in these shares.

Past and Current Relationships with Selling Stockholders

Mr. Brown is the President of our Company and sits on our Board of Directors. He has given notice of his resignation from his position of President and as a board member on October 9, 2023, to be effective on October 31, 2023. On March 5, 2012, the Company entered into an Employment Agreement with Mr. Brown as President, which was most recently renewed for a period of one year on March 5, 2023.

Ms. Karen Wolf is the daughter of our former Chief Executive Officer, Carl Wolf. Mr Wolf resigned from his position of CEO on September 5, 2022 and from his position of chairman of the Board of Directors on January 31, 2023.

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PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Common Stock on any stock exchange, market or trading facility on which shares of our Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their shares of Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	one or more underwritten offerings on a firm commitment or best efforts basis;
●	block trades in which the broker-dealer will attempt to sell the shares of Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	distributions or transfers to their members, partners or shareholders;
●	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
●	through trading plans entered into by a Selling Stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	through agents;
●	through broker-dealers who may agree with the Selling Stockholders to sell a specified number of such shares of Common Stock at a stipulated price per share;
●	by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our shares of Common Stock; and
●	a combination of any such methods of sale or any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of our Common Stock owned by it and, if the Selling Stockholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock, as applicable, from time to time, under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus.

In connection with the sale of shares of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out any short positions, or loan or pledge shares of our Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the Selling Stockholders from the sale of shares of our Common Stock offered by it will be the purchase price of such shares of our Common Stock less discounts or commissions, if any. The Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

There can be no assurance that the Selling Stockholders will sell all or any of the shares of our Common Stock offered by this prospectus. The Selling Stockholders also may in the future resell a portion of our Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholders is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Selling Stockholders may solicit offers to purchase shares of our Common Stock directly from, and they may sell such shares of our Common Stock directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement to the extent required.

It is possible that one or more underwriters may make a market in our shares of our Common Stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our shares of our Common Stock. Our common is listed on NASDAQ under the symbol “MAMA”.

The Selling Stockholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase shares of our Common Stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Stockholders pay for solicitation of these contracts. The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Stockholders, or perform services for us or the Selling Stockholders, in the ordinary course of business.

The Selling Stockholders may use this prospectus in connection with resales of shares of our Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of our Common Stock and any material relationships between us and the Selling Stockholders. The Selling Stockholders may be deemed to be an underwriter under the Securities Act in connection with shares of our Common Stock it resells and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of shares of our Common Stock.

As an entity, the Selling Stockholders may elect to make an in-kind distribution of Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of shares of our Common Stock to be offered and sold pursuant to this prospectus.

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LEGAL MATTERS

Certain legal matters in connection with the validity of the securities offered by this prospectus will be passed upon for us by Hutchison & Steffen, PLLC. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedules of Mama’s Creations, Inc. and its subsidiaries as of January 31, 2023 and 2022 and for each of the years in the two-year period ended January 31, 2023 incorporated in this prospectus and in the registration statement by reference from the Annual Report on Form 10-K for the year ended January 31, 2023 have been audited by Rosenberg Rich Baker Berman P.A., an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. We also make our SEC filings available, free of charge, on or through our website at www.mamascreations.com. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement, or (ii) after the date of this prospectus and prior to the time that all the securities offered by this prospectus are sold (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023 filed on April 26, 2023, including the information specifically incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A, as filed on June 15, 2023;
(2)	The Registrant’s Current Reports on Form 10-Q for the fiscal quarter ended April 30, 2023 filed on June 13, 2023, as amended on June 21, 2023 and for the fiscal quarter ended July 31, 2023 filed on September 12, 2023;
(3)	The Registrant’s Current Reports on Form 8-K filed on February 1, 2023, March 9, 2023, June 28, 2023, June 29, 2023, August 1, 2023, October 10, 2023 and October 20, 2023 (in each case other than any portions thereof deemed furnished and not filed); and
(4)	The description of the Registrant’s common shares, included in Form 8-A filed with the SEC on July 12, 2021, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

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Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:

Mama’s Creations, Inc.

25 Branca Road

East Rutherford, NJ 07073

Attention: Chief Financial Officer

(201) 532-1212

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at www.mamascreations.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

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5,629,921 Shares of Common Stock

Offered by the Selling Stockholders

MAMA’S CREATIONS, INC.

PROSPECTUS

October 27, 2023

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses, all of which will be paid or reimbursed by the Selling Stockholders, in connection with the sale and distribution of the securities being registered. The Selling Stockholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale. All amounts are estimated, except the registration fee required by the Securities and Exchange Commission:

Nature of expense	Amount
SEC Registration fee	$3,124.77
Accounting fees and expenses	$10,000
Legal fees and expenses	$50,000
Printing expenses	$3,000
Miscellaneous	$1,000

TOTAL	$67,124.77

Item 15. Indemnification of Directors and Officers.

Pursuant to our articles of incorporation (as amended) and amended and restated by-laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation of Mama’s Creations, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on May 24, 2011).
3.2	Certificate of Amendment to Certificate of Incorporation of Mama’s Creations, Inc. (incorporated by reference from Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on March 8, 2013).
3.3	Certificate of Amendment to Articles of Incorporation of Mama’s Creations, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 1, 2023).
3.4	Second Amended and Restated Series A Convertible Preferred Stock Certificate of Designation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 10, 2015).
3.5	Series B Preferred Stock Certificate of Designation (incorporated by reference from Exhibit 3.4 to the Company’s Registration Statement on Form S-3 filed on June 2, 2023).
3.6	Second Amended and Restated Bylaws of Mama’s Creations, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 1, 2023).
4.1	Instruments defining the rights of securities holders, including indentures (see Exhibits 3.1-3.6, which are incorporated herein by this reference)
5.1*	Legal Opinion of Hutchison & Steffen, PLLC
23.1*	Consent of Rosenberg Rich Baker Berman, P.A.
23.2*	Consent of Hutchison & Steffen, PLLC (included with Exhibit 5.1)
107*	Filing Fee Table

*	filed herewith

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

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(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	That for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of East Rutherford in the State of New Jersey on the 27th day of October, 2023.

Mama’s Creations, Inc.
(Registrant)

By:	/s/ Adam L. Michaels
Adam L. Michaels
Chief Executive Officer, Chairman of the Board of Directors

By:	/s/ Anthony Gruber
Anthony Gruber
Chief Financial Officer
(Principal Financial and Accounting Officer)

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POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam L. Michaels and Anthony Gruber, and each of them, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as either of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Adam L. Michaels
Adam L. Michaels
Chief Executive Officer, Chairman of the Board of Directors
Date	October 27, 2023

By:	/s/ Matthew Brown
Matthew Brown
President, Director
Date	October 27, 2023

By:	/s/ Anthony Gruber
Anthony Gruber
Chief Financial Officer
Date	October 27, 2023

By:	/s/ Steven Burns
Steven Burns
Executive Vice President, Director
Date	October 27, 2023

By:	/s/ Alfred D’Agostino
Alfred D’Agostino
Director
Date	October 27, 2023

By:	/s/ Tom Toto
Tom Toto
Director
Date	October 27, 2023

/s/ Dean Janeway
Dean Janeway
Director
Date	October 27, 2023

/s/ Meghan Henson
Meghan Henson Director
Date	October 27, 2023

/s/ Shirley Romig
Shirley Romig Director
Date	October 27, 2023

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